EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 2003 included in this Form 11-K Annual Report for the Investment Plan for Former Chris-Craft/UTV Employees into The News Corporation Limited’s previously filed Registration Statements File Nos. 33-43799, 33-71466, 33-86358, 33-89584, 333-04962, 333-07466, 333-06324, 333-10338, 333-10624, 333-12878, 333-57434-1, 333-06896, 333-08246, 333-8926 and 333-13556.

/s/    BDO Seidman, LLP

Los Angeles, California

June 26, 2003